UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	April 30, 2021

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
f an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) Teleflex Incorporated (the "Company") held its 2021 annual meeting of stockholders on April 30, 2021 (the “2021 Annual Meeting”). At the 2021 Annual Meeting, the Company’s stockholders voted on:

•the election of three directors of the Company to serve for a term of three years or until their successors have been duly elected and qualified;

•the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021; and

•a stockholder proposal to declassify the Company's Board of Directors.

(b) The final voting results with respect to each proposal are set forth below.

1. Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Candace H. Duncan	38,429,923	445,904	20,187	1,734,417
Stephen K. Klasko	35,386,806	3,489,806	19,401	1,734,417
Stuart A. Randle	31,096,916	7,779,125	19,973	1,734,417
2. Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
36,384,531	2,255,029	256,454	1,734,417

3. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
37,698,667	2,899,415	32,349	0

4. Stockholder Proposal to Declassify the Company's Board of Directors

For	Against	Abstain	Broker Non-Votes
37,083,830	1,401,147	389,927	1,755,527

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel and Secretary